Exhibit 99.1

VASCO Data Security International, Inc. Announces the Acquisition of DigiNotar B.V., a Market Leader in Internet Trust Services in The Netherlands

DigiNotar’s European Union certification as a trusted, third-party provider of digital certificates (certificate authority or CA) and digital signature solutions expand and strengthen VASCO’s PKI and DIGIPASS as a Service offerings; Brings VASCO Strong Foothold in eGovernment and professional services markets; Reinforces VASCO’s position in digital signature market

OAKBROOK TERRACE, IL, USA, and ZURICH, Switzerland, January 10, 2011 - VASCO Data Security International, Inc. (NASDAQ: VDSI), (www.vasco.com), a leading software security company specializing in authentication products and services, today announced its acquisition of the Internet trust services specialist DigiNotar B.V. of Beverwijk, The Netherlands (www.diginotar.com). VASCO acquired DigiNotar in stock and asset purchase for aggregated cash consideration of Euro 10.0 million ($ 12.9 million using the exchange rate on January 10, 2011, the transaction date). The acquisition was financed from VASCO’s cash balances and is expected to have a slightly dilutive impact on earnings in fiscal 2011.

VASCO believes that the acquisition of DigiNotar is an important step in the evolution of its digital signature/PKI product and services offerings.

A PKI (public key infrastructure) enables users of a basically unsecure public network such as the Internet to securely and privately exchange data and money through the use of a public and a private cryptographic key pair that is obtained and shared through a trusted authority. The public key infrastructure provides for a digital certificate that can identify an individual or an organization and directory services that can store and, when necessary, revoke the certificates.

DigiNotar, founded in 1998, is a privately-owned company with a customer base existing primarily of citizens, government institutions and other professional services organizations, primarily based in the Netherlands. As a trust services provider, DigiNotar is an independent, certified, trusted organization that facilitates electronic commerce and communications by issuing digital certificates or PKI identities and authenticating persons conducting business over the Internet using those digital certificates. In addition to providing Internet trust services, DigiNotar provides various electronic signing services, document registration and storage services, and SSL-certificates to private companies.

VASCO and DigiNotar have developed a strong link as solution partners. DigiNotar developed the EazyID concept, an initiative aiming to set up a national consumer authentication platform in The Netherlands in cooperation with renowned companies. The EazyID concept makes use of VASCO’s DIGIPASS/VACMAN authentication technology.

DigiNotar’s activities enhance VASCO’s product offering and market position in three main ways:

1.	DigiNotar is an official Dutch certification authority, capable of issuing, validating and registering certificates (identities) of Dutch nationals and entities that are recognized throughout the European Union and are used to authenticate government applications. As such, DigiNotar provides VASCO with a strong foothold in the Dutch eGovernment market with the potential to expand the product line to government applications in other countries. Currently, DigiNotar’s market scope for its CA activities is limited to the Netherlands. VASCO may decide to introduce DigiNotar as a certification authority in other EU countries.

2.	DigiNotar provides managed PKI identities for third-party professional services applications, including applications used by legal, insurance, public accounting and other professional services firms. Currently, the scope of these products in mostly limited to the Netherlands. VASCO believes that DigiNotar’s managed PKI identities for third-party professional services can potentially be marketed throughout the European Union.

3.	DigiNotar is a provider of its own PKI-secured applications, such as electronic document signing, document registration and document storage solutions. Currently, the scope of these products is mostly limited to the Netherlands. VASCO believes that DigiNotar’s own PKI-secured applications can potentially be marketed on a global scale.

“Our DIGIPASS as a Service strategy includes the development of a gateway server, allowing us to host our clients’ authentication needs on our own systems. DigiNotar brings us practical experience in operating a services platform and strengthens our overall services product offering,” said Ken Hunt, VASCO’s Chairman and CEO. “This acquisition is an example of our determination to make DIGIPASS as a Service a success.”

“DigiNotar is a valuable addition to VASCO’s PKI and digital signature offerings, such as DIGIPASS CertiID and DIGIPASS Key,” said Jan Valcke, VASCO’s President and COO. “We acquired DigiNotar because of its complementary product suite, its highly professional set of employees and its market. With DigiNotar, we are strengthening our services offering and broadening our market reach towards e-government and PKI-based authentication markets. We believe that the DigiNotar acquisition will be instrumental to VASCO’s future growth and success.”

“We are thrilled to join forces with a global market leader such as VASCO,” stated Tony de Bos, Managing Director at DigiNotar. “DigiNotar was looking for a strong global partner to open the markets outside the Netherlands for its technologies. With customers in over 100 countries, VASCO is an ideal fit.”

About VASCO

VASCO is a leading supplier of strong authentication and e-signature solutions and services specializing in Internet security applications and transactions. VASCO has positioned itself as a global software company for Internet security serving a customer base of over 10,000 companies in more than 100 countries, including more than 1,500 international financial institutions. VASCO’s prime markets are the financial sector, enterprise security, e-commerce and e-government.

Forward Looking Statements:

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective” and “goal”, “possible”, “potential”, and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These risks, uncertainties and other factors have been described in greater detail in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Reference is made to VASCO’s public filings with the U.S. Securities and Exchange Commission for further information regarding VASCO and its operations.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, the VASCO “V” design, DIGIPASS, VACMAN, aXsGUARD and IDENTIKEY

For more information contact:

Jochem Binst, +32 2 609 97 00, jbinst@vasco.com